                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

              This Agreement is made by and between Val-U-Med Acquisition Co. (the "Company"), located at 455 East Paces Ferry Road, Suite 226, Atlanta, Georgia, and K. C. Fadem ("Employee").

                                   ARTICLE 1
                             COMPENSATION AND TERM

              1.01 Basic Compensation. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary of $8,333.33 per month ("Base Salary"), subject to the annual cost of living adjustment set forth in Section 1.02, which shall be payable in at least monthly installments during the term of this Agreement. Employee shall also be entitled to receive cash commissions upon the terms set forth in Section 1.03 below. In addition, LifeQuest Medical, Inc. and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which LifeQuest Medical, Inc. has granted to Employee non-qualified stock options to receive up to 60,000 shares of Common Stock, $.001 par value, of LifeQuest Medical, Inc. upon the terms and conditions set forth in such agreement.

              1.02 Cost of Living Adjustment. Base Salary shall be adjusted on December 31, 1997 and on each succeeding December 31 thereafter during the term of this Agreement to reflect changes in the "CPI" (as defined below), effective as of January 1, 1998 and each succeeding January 1 thereafter during the term of this Agreement. The adjusted Base Salary shall be obtained by multiplying Base Salary by the number resulting from the following formula:


                             Current Year CPI    +   .01
                            ------------------
                              Base Year CPI


; provided that in no event will the Base Salary be less than $8,333.33 per month.

In applying the above formula for adjustment of Base Salary, "Current Year CPI" shall mean the average of the 12 most recent monthly indices of the Consumer Price Index for All Urban Consumers, U.S. City Average issued by the U.S. Department of Labor, Bureau of Labor and Statistics or any successor agency thereof ("CPI") and "Base Year CPI" shall mean the average of the 12 months CPI preceding November 30, 1996.

       1.03 Commission. As additional compensation for the services to be rendered hereunder, the Company shall pay Employee, within 30 days after the end of each fiscal quarter in which Employee is employed by the Company, a commission determined as follows:

       (a) 2.0% of Gross Quarterly Profit during the year ending December 31, 1997;

       (b) 1.75% of Gross Quarterly Profit during the year ending December 31, 1998; and

       (c) 1.5% of Gross Quarterly Profit during the year ending December 31, 1999.

For the purpose of calculating Employee's commission, "Gross Quarterly Profit" shall mean the gross profit of the Company during each calendar quarter during the term of this Agreement beginning with the quarter ending March 31, 1997, as determined according to generally accepted accounting principles but excluding commissions.

              1.04 Term. Subject to earlier termination pursuant to Article 5 hereof, this Agreement shall have a term commencing as of the execution date of this Agreement and ending on December 31, 1999.

                                   ARTICLE 2
                               DUTIES OF EMPLOYEE

              2.01 Duties. The Company hereby employs Employee to serve as Chief Operating Officer of the Company and as a Vice President of LifeQuest Medical, Inc., or in such other capacities as the respective Boards of such companies may direct from time to time, and Employee agrees to perform the duties of such offices as set forth in the bylaws of the Company and LifeQuest Medical, Inc. or as the respective Boards of such companies may direct from time to time.

              2.02 Other Activities. During the term of this Agreement Employee shall devote his full-time efforts to his duties hereunder.

                                   ARTICLE 3
                               EMPLOYEE BENEFITS

              3.01 Medical and Dental Benefits. The Company agrees to include Employee in any hospital, surgical, medical, disability and dental benefit plan(s) that it or LifeQuest Medical, Inc. may adopt for their respective employees.


              3.02 Other Benefits. Employee shall be entitled to reasonable and customary holidays and other benefits that are available to senior management or key employees, including three weeks paid vacation.

                                   ARTICLE 4
                           OBLIGATIONS OF THE COMPANY

              4.01 Office and Support Staff. The Company shall provide Employee with such support services as are reasonable to Employee's position or required for the performance of his duties.





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                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

              5.01 Termination by the Company for Cause. The Company may at its option terminate this Agreement for "Cause" (as hereinafter defined) by giving 10 days written notice of termination to Employee.

       The term "Cause" shall be limited to the occurrence of the following events, as determined by the Board of Directors of the Company in its sole judgment: (i) Employee breaches any of the material terms of this Agreement and fails to remedy such breach within 10 days following written notice by the Company to Employee of such breach; (ii) Employee is convicted of a felony;
(iii) Employee fails, after at least one written warning from the Company, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee engages in sexual harassment involving employees of the Company or on premises of the Company or with respect to business of the Company; (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations relating to the business of the Company.

              5.02 Termination on Grounds Other Than for Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

              (a) The occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued.

              (b)    The death of Employee.

              (c)    The loss of legal capacity by Employee.

              (d)    Insolvency of the Company.

              (e) The continued incapacity on the part of Employee to perform his duties for a continuous period of 60 days, unless waived by the Company.

              5.03 Option to Terminate if Employee Permanently Disabled. If Employee becomes permanently disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears that Employee will be unable to perform the essential aspects of his duties under this Agreement, the Company shall have the option to terminate this Agreement immediately by giving written notice of termination to Employee.

              5.04 Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified in it, pursuant





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to Section 5.01, 5.02 or 5.03, Employee shall be entitled to the compensation earned by Employee to the date of termination as provided in the Agreement, computed pro rata up to and including that date, and Employee shall be entitled to no further compensation after the date of such termination.

                                   ARTICLE 6
                       PROPRIETARY PROPERTY; CONFIDENTIAL
                          INFORMATION; NON-COMPETITION

              6.01 Duties. Employee understands and agrees that during the term of this Agreement Employee's duties will include the conception of improvements and inventions (whether or not ultimately issuing as Letters Patent in any country), the creation of confidential information protected by the Company as trade secrets and the authoring of "works" as defined under the copyright laws of the United States of America found in 17 United States Code. Such information is collectively referred to in this Agreement as "Proprietary Information".

              6.02 Ownership. Employee understands and agrees that for all Proprietary Information created within the scope of Employee's employment, the Company shall own all right, title and interest thereto. In the case of works authored or created by Employee, such works are considered a "work made for hire" under 17 United States Code Section 101 - the copyright laws. All Proprietary Information, if any, created by Employee prior to his employment with the Company, and in which Employee claims ownership, is shown in Schedule
6.2 attached hereto.

              6.03 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.

              6.04 Assignment. Employee hereby assigns and agrees to assign all right, title and interest into such Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agent or attorneys with all reasonable assistance in the preparation and prosecution of patent application and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

              6.05 Confidential Information. Employee agrees to keep confidential all information protected by the Company as trade secrets during the term of this Agreement





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(including any leaves of absence) and will neither use nor disclose the confidential information without written authorization by the Company for ten years thereafter. For the purposes of this Agreement, such confidential information shall include information set forth in any application for Letters Patent unless and until such information is ultimately published. The Company and Employee mutually agree that the following types of information shall not be protected by this Agreement:

              (a) Information already in the public domain at the time Employee received it;

              (b) Information which although disclosed in confidence to Employee is later disseminated by the Company into the public domain;

              (c) Information which although received in confidence by Employee is subsequently disseminated into public domain by a third party who has not breached any duty to any other party in disseminating such information; and

              (d) Information given by the Company in confidence to Employee which Employee is expressly authorized in writing by the Company to use or disclose thereafter.

Employee also understands and agrees that he will maintain in confidence all information known to him by reason of his employment even if such information is included in a redacted deposit of a work filed with an application for copyright registration, if such deposit has been abridged in order to protect the confidentiality of the information deposited with the Copyright Office.
For purposes of this Agreement, a trade secret "...may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it. It may be a formula for a chemical compound, a process of manufacturing, trading or preserving materials, a pattern for machine or other device, or a list of customers..." as commonly interpreted by the courts of the State of Texas. Upon the termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other expressions or embodiments of Proprietary Property or confidential information which are in Employee's possession or control.

              6.06 Publicity. During the term of this Agreement and for a period of ten years thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

              6.07 Fiduciary Relationship. Employee, by virtue of his high position of trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Section 6. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the highest degree fairness and trust toward the Company.





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              6.08   Non-Competition.  In consideration of the benefits of this
Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the term of this Agreement and for a period of two years following termination of this Agreement except pursuant to Section 5.02(a) or (d) Employee shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages, in the United States or Canada, in any business activity in which the Company participates during Employee's employment with the Company; provided, however, the foregoing shall not prohibit Employee from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Company, so long as Employee does not participate in any way in the management, operation or control of such entity.

              6.09 Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section 6.08 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however,
Section 6.08 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

              6.10 Customer Lists; Non-Solicitation. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that for a period of one year following the termination of this Agreement, except pursuant to Section 5.02(a) or (d), Employee shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom Employee called or with whom he became acquainted during his employment with the Company, nor (c) recruit, hire or attempt to recruit or hire any employees of the Company.

              6.11 Equitable Relief. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Section 6 of this Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any





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court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 7
                               GENERAL PROVISIONS

              7.01 Notices. All notices or other communications required under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.

              7.02 Entirety of Agreement. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to such employment.

              7.03 Governing Law. This Agreement shall be governed by the laws of the State of Georgia and deemed performable in Fulton County, Georgia.

              7.04 Binding Agreement. This Agreement shall be binding upon all parties hereto and their respective heirs, legal representatives and successors.





                         [signatures on following page]





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              EXECUTED effective the 27th day of December, 1996.



                                           VAL-U-MED ACQUISITION CO.



                                           By:     /s/ HERBERT H. SPOON
                                              ----------------------------------
                                                Herbert H. Spoon,
                                                President and Chief Executive
                                                Officer



                                                    /s/   K. C. FADEM
                                           -------------------------------------
                                                        K. C. Fadem


The undersigned hereby guarantees the obligation of the Company under the above Employment Agreement.


                                           LIFEQUEST MEDICAL, INC.




                                           By:     /s/ HERBERT H. SPOON
                                              ----------------------------------
                                                Herbert H. Spoon,
                                                President and Chief Executive
                                                Officer





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                                  SCHEDULE 6.2

                    PROPRIETARY PROPERTY CLAIMED BY EMPLOYEE




Proprietary Property Claimed:*
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*      None, if left blank